As filed with the Securities and Exchange Commission on August 28, 2003
                                 File No. 333-
                                 -------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                        JOHN B. SANFILIPPO & SON, INC.
                        ------------------------------
              (Exact Name of Registrant as Specified in Its Charter)


           Delaware                                36-2419677
           --------                                ----------
(State or Other Jurisdiction of                (I.R.S. Employer
Incorporation or Organization)                 Identification No.)



                             2299 Busse Road
                    Elk Grove Village, Illinois 60007
                    ---------------------------------
              (Address of Principal Executive Offices)(Zip Code)

                    THE JOHN B. SANFILIPPO & SON, INC.
                       1998 EQUITY INCENTIVE PLAN
                       --------------------------
                        (Full Title of the Plan)


                          JASPER B. SANFILIPPO
            Chairman of the Board and Chief Executive Officer
                    John B. Sanfilippo & Son, Inc.
                             2299 Busse Road
                   Elk Grove Village, Illinois 60007
                   ---------------------------------
                (Name and Address of Agent For Service)

                        Telephone: (847) 593-2300
                        -------------------------
       (Telephone Number, Including Area Code, of Agent For Service)

                       Copies of Communications to:
                        Jerry J. Burgdoerfer, Esq.
                             Jenner & Block
                              One IBM Plaza
                         Chicago, Illinois 60611
                             (312) 222-9350

CALCULATION OF REGISTRATION FEE


Title of Securities                    Amount to be     Proposed         Proposed           Amount of
to be Registered                        Registered      Maximum          Maximum        Registration Fee
                                                     Offering Price     Aggregate
                                                      Per Share(*)   Offering Price(*)
-------------------------------------  ------------  --------------  -----------------  ----------------
Common stock, $.01 par value per          350,000         $15.83        $5,540,500           $448.23
share to be granted under the John B.
Sanfilippo & Son, Inc. 1998 Equity
Incentive Plan



(*) Calculated in accordance with Rule 457(h) (l) and 457(c) under the Act, the proposed maximum offering price per share and the proposed maximum offering price have been calculated on the basis of $15.83 per share, the average of the high and the low sales prices of the Common Stock, $.01 par value per share, quoted on the Nasdaq Stock Market on August 25, 2003 with respect to 350,000 shares under the plan.


                             EXPLANATORY NOTE
                             ----------------

John B. Sanfilippo & Son, Inc. (the "Company" or the "Registrant") is filing this Registration Statement on Form S-8 (this "Registration Statement") to register 350,000 additional shares of the Company's common stock, par value $0.01 ("Common Stock") authorized for issuance under The John B. Sanfilippo & Son, Inc. 1998 Equity Incentive Plan (the "Plan"). The Company's stockholders approved an amendment to the Plan providing for an increase in the number of shares of Common Stock resesrved for issuance under the Plan from 350,000 shares to 700,000 shares on October 26, 2000 at the Company's annual meeting of stockholders. The Company previously filed a Registration Statement on Form S-8 covering Common Stock reserved for issuance under the Plan on September 23, 1999, Reg. No. 333-87661 (the "Prior Registration Statement"), with the Securities and Exchange Commission (the "Commission"). In accordance with General Instruction E of the Registration Statement on Form S-8 relating to the registration of additional securities, the contents of the Prior Registration Statement, including any amendments or filings incorporated therein, are incorporated into this Registration Statement.

                                   PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

Item 1. Plan Information.
-------------------------
Not required to be included herewith.

Item 2. Registrant Information and Employee Plan Annual Information.
--------------------------------------------------------------------
Not required to be included herewith.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------
Item 3. Incorporation of Documents by Reference.
------------------------------------------------
This Registration Statement on Form S-8 (the "Registration Statement") relates to the registration of shares of the Common Stock of John B. Sanfilippo & Son, Inc.

The following documents heretofore filed by the Company with the Securities and Exchange Commission are hereby incorporated by reference into this Registration Statement and made a part hereof:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended June 27, 2002, filed with the Commission on September 13, 2002 (Commission File No. 0-19681);

(2) (a) Quarterly Report on Form 10-Q for the first quarter ended
        September 26, 2002, filed with the Commission on November 7, 2002 (Commission File No. 0-19681)

    (b) Quarterly Report on Form 10-Q for the second quarter ended December 26, 2002, filed with the Commission on February 6, 2003 (Commission File No. 0-19681)

    (c) Quarterly Report on Form 10-Q for the third quarter ended
        March 27, 2002, filed with the Commission on May 8, 2003
        (Commission File No. 0-19681)

    (d) Current Reports on Form 8-K filed with the Commission on
        April 29, 2003 and August 21, 2003 (Commission File No. 0-19681);
        and,

(3) The description of the Registrant's Common Stock, $0.01 par value per share, contained in the Company's Registration Statement on Form S-1 (Amendment No. 3) (Commission File No. 33-43353), filed with the Commission on November 25, 1991, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities registered hereunder have been issued or which deregisters all of such securities then remaining unissued, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
----------------------------------
Not applicable.

Item 5. Interests of Named Experts and Counsel.
-----------------------------------------------
Not applicable.

Item 6. Indemnification of Directors and Officers.
--------------------------------------------------
Not required.

Item 7. Exemption from Registration Claimed.
--------------------------------------------
Not applicable.

Item 8. Exhibits.
-----------------
The following exhibits are filed as part of this Registration Statement.


Exhibit No.    Description of Exhibits
-----------    --------------------------------------------------------
    4.1        Specimen Common Stock Certificate of the Registrant. (1)

    4.2        Restated Certificate of Incorporation of the Registrant. (2)

    4.3 Certificate of Correction to Restated Certificate of Incorporation of the Registrant. (2)

    4.4        By-laws of the Registrant. (3)

    5.1 Opinion of Jenner & Block, LLC regarding validity of registered securities.

    15         None.

   23.1        Consent of PricewaterhouseCoopers LLP.

   23.2        Consent of Jenner & Block, LLC (included in Exhibit 5.1).

    24         None.

   99.1        The John B. Sanfilippo & Son, Inc. 1998 Equity Incentive Plan.

   99.2 First Amendment to The John B. Sanfilippo & Son, Inc. 1998 Equity Incentive Plan. (4)


(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Amendment No. 3), as filed with the Commission on November 26, 1991 (Commission File No. 33-43353).

(2) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991 (Commission File No. 0-19681).

(3) Incorporated by reference to the Registrant's Registration Statement on Form S-1 as filed with the Commission on October 15, 1991 (Commission File No. 33-43353).

(4) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the second quarter ended December 28, 2000
    (Commission File No. 0-19681).

Item 9. Undertakings.
---------------------
Not required.


                               SIGNATURES
                               ----------

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elk Grove Village, State of Illinois, on this 28th day of August, 2003.


                     JOHN B. SANFILIPPO & SON, INC.



                     By    /s/ Jasper B. Sanfilippo
                           ------------------------
                           Jasper B. Sanfilippo,
                           Chairman of the Board and Chief
                           Executive Officer





Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                  Capacity                       Date
---------                  --------                       ----
/s/ Jasper B. Sanfilippo   Chairman of the Board, Chief   August 28, 2003
------------------------      Executive Officer and
Jasper B. Sanfilippo          Director

/s/ Mathias A. Valentine   President and Director         August 28, 2003
------------------------
Mathias A. Valentine

/s/ Michael J. Valentine   Executive Vice President,      August 28, 2003
------------------------      Finance, Chief Financial
Michael J. Valentine          Officer and Director

/s/ William R. Pokrajac    Vice President of Finance      August 28, 2003
------------------------      and Controller
William R. Pokrajac

/s/ Jim Edgar              Director                       August 28, 2003
------------------------
Jim Edgar

/s/ Timothy R. Donovan     Director                       August 28, 2003
------------------------
Timothy R. Donovan

/s/ Jeffrey T. Sanfilippo  Executice Vice President       August 28, 2003
-------------------------     Sales and Marketing
Jeffrey T. Sanfilippo         and Director





                                EXHIBIT INDEX
                                -------------

Exhibit No.    Description of Exhibits
-----------    ---------------------------------------------------------
    4.1        Specimen Common Stock Certificate of the Registrant. (1)

    4.2        Restated Certificate of Incorporation of the Registrant. (2)

    4.3 Certificate of Correction to Restated Certificate of Incorporation of the Registrant. (2)

    4.4        By-laws of the Registrant. (3)

    5.1 Opinion of Jenner & Block, LLC regarding validity of registered securities.

    15         None.

   23.1        Consent of PricewaterhouseCoopers LLP.

   23.2        Consent of Jenner & Block, LLC (included in Exhibit 5.1).

    24         None.

   99.1        The John B. Sanfilippo & Son, Inc. 1998 Equity Incentive Plan.

   99.2 First Amendment to The John B. Sanfilippo & Son, Inc. 1998 Equity Incentive Plan. (4)


(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Amendment No. 3), as filed with the Commission on November 26, 1991 (Commission File No. 33-43353).

(2) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991 (Commission File No. 0-19681).

(3) Incorporated by reference to the Registrant's Registration Statement on Form S-1 as filed with the Commission on October 15, 1991 (Commission File No. 33-43353).

(4) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the second quarter ended December 28, 2000 (Commission File No. 0-19681).